U.S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         USETHEEXPERTS.COM
         (Name of Small Business Issuer in its charter)

         Nevada                   454390                      88-0422071
(State or jurisdiction   (Primary Standard Industrial     (I.R.S. Employer
    or organization)      Classification Code Number)    Identification No.)

         3601 West Sahara Avenue, Suite 201, Las Vegas, Nevada  89102;
                             (888) 244-8886
    (Address and telephone number of Registrant's principal executive offices and principal place of business)

            Shawn F. Hackman, Esq., 3360 West Sahara Avenue,
           Suite 200, Las Vegas, Nevada 89102; (702) 732-2253
       (Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed    If this Form is a post-   If this Form is a post-
to register additional   effective amendment       effective amendment
securities for an        filed pursuant to Rule    filed pursuant to Rule
offering pursuant to     462(c) under the          462(d) under the
Rule 462(b) under the    Securities Act, check     Securities Act, check
Securities Act, please   the following box and     the following box and
check the following      list the Securities       list the Securities
box and list the         Act registration          Act registration
Securities Act           statement number of       statement number of
registration number of   the earlier effective     the earlier effective
the earlier effective    registration statement    registration statement
registration statement   for the same offering.    for the same offering.
for the same offering.

                       If the delivery of
                       the prospectus is
                       expected to be made
                       pursuant to Rule 434,
                       check the following
                       box.

                 CALCULATION OF REGISTRATION FEE

 Title of     Amount to     Proposed     Proposed     Amount of
each class       be         maximum      maximum     registratio
    of       registered     offering    aggregate       n fee
securities       (1)       price per     offering
   to be                    unit (2)      price
registered

  Common     15,500,000      $0.10      $1,550,000     $456.00
   Stock

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(1) Pursuant to Rule 416, such additional amounts to prevent dilution from stock splits or similar transactions.

PART I.  INFORMATION REQUIRED IN PROSPCTUS

                           PROSPECTUS

                        USETHEEXPERTS.COM

                           15,500,000
                          Common Stock
                 Offering Price $0.10 per Share

USETHEEXPERTS.COM, a Nevada corporation ("Company"), is hereby offering up to 500,000 shares of its $0.001 par value common stock ("Shares") at an offering price of $0.10 per Share pursuant to the terms of this Prospectus for the purpose of providing working capital for the Company. In addition, the company is registering 15,000,000 outstanding shares in behalf of the holder of such common stock. All costs incurred in the registration of these shares are being borne by Usetheexperts.com.

The Shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment
(See "Risk Factors").

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    Price to       Underwriting     Proceeds to
                     Public       Discounts and       Issuer
                                   Commissions

 Per Share            $0.10             $0             $0.10

 Total Maximum)      $50,000            $0            $50,000

Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


       Subject to Completion, Dated ________________, 1999

THE SHARES ARE OFFERED BY THE COMPANY SUBJECT TO PRIOR SALE,
ACCEPTANCE OF THE SUBSCRIPTIONS BY THE COMPANY AND APPROVAL OF
CERTAIN LEGAL MATTERS BY COUNSEL TO THE COMPANY.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OPEN OFFER TO BUY INTO SECURITIES OFFERED HEREBY A STATE IN WHICH, OR TO A PERSON TRUE, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE THEREOF. HOWEVER, IF A MATERIAL CHANGE OCCURS, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY FOR ALL EXISTING SHAREHOLDERS, AND FOR ALL PROSPECTIVE INVESTORS WHO HAVE NOT YET BEEN ACCEPTED AS SHAREHOLDERS IN THE COMPANY.

THIS PROSPECTUS DOES NOT INTENTIONALLY OMIT ANY MATERIAL FACT OR CONTAIN ANY UNTRUE STATEMENT OF MATERIAL FACT. NO PERSON OR ENTITY HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR MAKE A REPRESENTATION, WARRANTY, COVENANT, OR AGREEMENT WHICH IS NOT EXPRESSLY PROVIDED FOR OR CONTAINED IN THIS PROSPECTUS; IF GIVEN OR MADE, SUCH INFORMATION, REPRESENTATION, WARRANTY, COVENANT, OR AGREEMENT MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

EACH PERSON WHO RECEIVES A PROPSECTUS WILL HAVE AN OPPORTUNITY TO MEET WITH REPRESENTATIVES OF THE COMPANY, DURING NORMAL BUSINESS HOURS UPON WRITTEN OR ORAL REQUEST TO THE COMPANY, IN ORDER TO VERIFY ANY OF THE INFORMATION INCLUDED IN THIS PROSPECTUS AND TO OBTAIN ADDITIONAL INFORMATION REGARDING THE COMPANY. IN ADDITION, EACH SUCH PERSON WILL BE PROVIDED WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE INFORMATION THAT IS INCORPORATED BY REFERENCE IN THE PROSPECTUS AND THE ADDRESS (INCLUDING TITLE OR DEPARTMENT) AND TELEPHONE NUMBER TO WHICH SUCH REQUEST IS TO BE DIRECTED.

ALL OFFEREES AND SUBSCRIBERS WILL BE ASKED TO ACKNOWLEDGE IN WRITING THAT THEY HAVE READ THIS PROSPECTUS CAREFULLY AND THOROUGHLY, AND UNDERSTOOD THE CONTENTS THEREOF, THEY WERE GIVEN THE OPPORTUNITY TO OBTAIN ADDITIONAL INFORMATION; AND THEY DID SO TO THEIR SATISFACTION.

                        TABLE OF CONTENTS

PROSPECTUS SUMMARY                                            __
RISK FACTORS                                                  __
USE OF PROCEEDS                                               __
DETERMINATION OF OFFERING PRICE                               __
DILUTION                                                      __
PLAN OF DISTRIBUTION                                          __
LEGAL PROCEEDINGS                                             __
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
             AND CONTROL PERSONS                              __
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
            AND MANAGEMENT                                    __
DESCRIPTION OF SECURITIES                                     __
INTEREST OF NAMED EXPERTS AND COUNSEL                         __
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
            FOR SECURITIES ACT LIABILITIES                    __
ORGANIZATION WITHIN LAST FIVE YEARS                           __
DESCRIPTION OF BUSINESS                                       __
MANAGEMENT'S DICUSSION AND ANALYSIS OF FINANCIAL
           CONDITION AND RESULTS OF OPERATIONS                __
DESCRIPTION OF PROPERTY                                       __
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                __
MARKET FOR COMMON EQUITY AND RELATED
           STOCKHOLDER MATTERS                                __
EXECUTIVE COMPENSATION                                        __
FINANCIAL STATEMENTS                                          __
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
           ON ACCOUNTING AND FINANCIAL DISCLOSURE             __

                       PROSPECTUS SUMMARY

The  following summary is qualified in its entirety  by  detailed
information    appearing    elsewhere    in    this    prospectus
("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.


                           THE COMPANY

History and Organization

Usetheexperts.com, formerly known as NV Expert Management, Inc., (the "Company") was organized as a Nevada corporation in January 1999. Its principal office is currently located at 3601 West Sahara Avenue, Suite 201, Las Vegas, Nevada 89102. The telephone number is (702) 252-8813. The fax number is (702) 220-7592.

The Business

The Company was formed to provide local businesses an avenue to market in their community through various forms of media, as well as, assist in developing strategies to increase their customer base for these local businesses. Usetheexperts.com provides these services through an entirely new marketing product by combining traditional television, radio, and mailer marketing with the ever growing presence of the internet e-commerce. This new marketing product is accomplished by forming and establishing partnerships with television and radio stations, and the effective utilization of the Information Superhighway. These local businesses will be able to inform and reach potential clients of their products, services, and qualifications within their local community and abroad. Furthermore, these local businesses will benefit from the kind of exposure previously reserved for those companies with high marketing budgets. The Company believes it will be known as an Innovator and Leader in Internet Marketing by combining the use of traditional advertising with the internet e-commerce.

Effective September 1, 1999, the Usetheexperts.com consummated a Stock Transfer Agreement with Cybertech, Inc. (Cybertech), and CA Experts, Inc. (CA) (collectively referred to as the "Acquired Companies"), whereby Usetheexperts.com acquired all the outstanding capital stock of Cybertech and CA in consideration for the simplification of the corporate structures of Usetheexperts.com, Cybertech and CA.

Usetheexperts.com and the Acquired Companies (collectively referred to as the "Combined Entities") are related entities under common management and controlling ownership. Accordingly, the business combination between the Combined Entities has been accounted for as a reorganization of entities under common control. The reorganization reflects the combined financial statements of the Combined Entities. Usetheexperts.com is considered the accounting acquirer in the business combinations with Cybertech and CA.


Business of the Company

Usetheexperts.com considers itself as an innovator in internet marketing through the effective combination use of traditional advertising (i.e., television, radio, etc.) and internet e-commerce. Usetheexperts.com will market this new marketing strategy through a program it has developed named "Ask the Expert". This program provides a broad category of businesses, whereby a business would be considered an expert in each category. As an example, "Joe's Automobile Mechanics" would be considered the sole expert in the category of automobile mechanics. Additionally, Usetheexperts.com intends on capitalizing internet traffic generated on its internet websites due primarily to the "Ask the Expert" program. Usetheexperts.com will actively seek in negotiating advertising and e-commerce agreements with selected merchants.

"Ask the Expert" Program

The "Ask the Expert" program is an 8 point marketing tool that is the direct result of the utilization of the "Ask the Expert" campaign incorporated for the purpose of providing local businesses with a distinct edge over their competition while providing a much needed community service. The "Ask the Expert" program provides the distinct edge for local businesses through a blend of traditional marketing (i.e., television, radio, etc.) and the emerging internet e-commerce marketing.

The "Ask the Expert" program designates a business to be an expert in its respective category. Consumers having questions pertaining to a particular product service, or health related questions could now turn to businesses participating in the "Ask the Expert" program designated as an expert in their respective category to provide such answers. Accordingly, each business designated as an expert in its respective category will have an opportunity to interface with potential customers through e-mailed questions regarding matters and issues relating to its products or service further enhancing corporate image, name recognition, instant lead generation, increase market share, customer loyalty and increased profits. Each business category will have one designated expert with exclusive rights to the "Ask the Expert" program within its respective category.

The "Ask the Expert" program has received and continues to receive success through the blending of traditional marketing and the emerging internet e-commerce marketing, and the unique designation of businesses as an expert in the respective business category.

Traditional Marketing

Usetheexperts.com has formed strategic alliances with television and radio stations. Strategic alliances with television broadcasters such as CBS and ABC have provided Company clients to take advantage of television marketing typically reserved for companies with large advertising budgets. Each television station airs an "Ask the Expert" program within it's daily programming. Each spot highlights a business and its products or service and make the public aware that they are the designated experts in their business category. This type of exposure provides an avenue for businesses to interact with the public by answering questions through a telephone or e-mail medium.

Ustheexperts.com strategic alliances with radio stations provide another avenue for businesses to reach potential consumers. Lastly, Usetheexperts.com further completes the triangulation of traditional marketing through the effective use of mailer packs that offers coupon saving offers for these businesses.

Internet E-Commerce Marketing

The Internet has become the latest, hottest, fastest growing medium for communication and advertising. Current estimates are that the Internet is growing at a rate of 20% percent a month, and that there are currently over 60 million Internet users worldwide. Over 40% of all US households are estimated to now have a PC, with up to 30% of those owners using the Internet on a regular basis. The Internet's pace of growth accelerates each month. It is spreading faster than cable television, VCRs, cellular phones, and fax machines-faster than any telecommunication product in history. Current projections indicate that by the year 2000, 187 million host computers will be connected to an Internet constituting 4.1 million networks dispersed around the globe.

Usetheexperts.com has capitalized and effectively used the ever-growing internet e-commerce to reach consumers where traditional marketing has missed. Usetheexperts.com have and continue to create internet websites unique to each market (i.e., metropolitan city or cities). These internet websites provide a listing of local business to target markets, who are designated as an expert in their business category. Furthermore, each internet website is linked to the local television stations'
internet  website  that Usetheexperts.com has an  alliance.   The
local television internet website have the unique "Ask the Expert" banner which provides a link to the Company's internet websites for that local market. Since the initial launch of the "Ask the Expert" program, the local television stations' internet website have benefited from increased traffic of consumers searching for businesses considered to be an expert in a product or service.

Advertising and E-Commerce

An important strategy to the Company's overall growth includes advertising and e-commerce revenues, which the Company believes are increasingly important to its growth and success. The Company will actively seek to establish a wide variety of relationships with advertising and e-commerce partners in order to grow and diversify its non-local businesses marketing revenues and to provide consumers accessing the "Ask the Expert" internet websites access to a broad selection of competitively priced, easy-to-order products and services. The Company will offer its advertising partners a variety of customized programs, which may include guaranteed numbers of impressions (internet traffic hits) and select sponsorship of particular online areas for a designated time period. As merchants recognize the value in reaching the Company's large internet traffic through its internet websites, Usetheexperts.com will be have the ability to earn additional revenues by offering selected merchants exclusive rights to market particular goods or services within the Company's internet websites. Usetheexperts.com will provide its internet e-commerce partners certain marketing and promotional opportunities and in return seek cash payments, the opportunity for revenue sharing, and competitive pricing and online conveniences for internet users. Certain transactions may include an equity component for Usetheexperts.com. The Company will also seek to offer these relationships across the United States and abroad.


Market

Currently, there are 130 major markets that Usetheexperts.com will seek to penetrate in the future. Usetheexperts.com currently operates in the San Francisco Bay Area, California, Sacramento, California and Las Vegas, Nevada. The Company anticipates accessing and penetrating approximately 36 major markets by the end of the year 2001. These markets include: Los Angeles, California, New York, New York, Miami, Florida, etc. The Company anticipates having an average of two "Ask the Expert" programs per market, depending on the geographic size of the market. The Company also intends to offer the "Ask the Expert" program internationally.

Competition

There are companies offering business marketing through television, radio, mailers, or internet e-commerce. However, none that blends the traditional marketing and internet e-commerce effectively as Usetheexperts.com. Furthermore, the effective campaign of the "Ask the Expert" program adds the unique edge over other marketers. The combination of these marketing tools gives Usetheexperts.com a market with very few, if any, competition offering such avenues for marketing businesses.

Management

The directors and executive officers of the Company are as follows:

Name and Address                Position

D. Gary McDonald                President
                                Chairman of the Board of
                                Directors

                                Treasurer
Gregory N. McDonald             Member of the Board of
                                Directors

                                Secretary
Joan S.Golden                   Member of the Board of
                                Directors

The directors named above will serve until the bi-annual meeting of the Company's shareholders. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exist or are contemplated.

The directors and officers initially will devote their time to the Company's affairs on an "as needed" basis, the amount of which is undetermined at this time. Such time could amount to as little as ten percent of the time they devote to their own business affairs.

There are no other persons whose activities are material to the Company's operations.


Resumes

D. Gary McDonald- President

D. Gary McDonald, Age 35, is in charge of negotiating the contracts for advertising as well as hiring and training of the sales staff. Gary has over 12 years of sales and sales training experience.

Prior to founding Cybertech in April of 1998, Gary was a partner in McDonald & Associates which was a Las Vegas internet design firm. From June of 1996 until March of 1998 McDonald & Associates built over 100 websites in the Las Vegas area. Some of their clients were the Henderson Chamber of Commerce, St. Rose Dominican Hospital, and Sprint Telephone of Nevada.

Before becoming involved with the internet Gary McDonald was a senior account executive with the United States Chamber of Commerce from 1992 to 1996. Gary has a bachelor of science with a major in finance from the University of Florida.

Gregory N. McDonald- Treasurer

Gregory N. McDonald, Age 38 is responsible for running the day to day operations of the company as well as handling the media relations between the stations and the clients, since 1998.

Gregory N. McDonald was also a partner in McDonald & Associates from 1996 to 1998.

Prior to McDonald & Associates Gregory N. McDonald was the
President of Educated Office Services from 1993 to 1996. Greg has attended Florida State University as well as the University of South Florida with an emphasis on Finance.

Joan S. Golden - Secretary

Joan Golden, Age 53 is responsible for the design and implementation of all internet material. Joan has over 22 years experience working with computers with the last 7 years focusing on the internet.

Prior to being a founder of Cybertech, Joan Golden was the owner of Quik Internet Inc., this is a franchise Internet Service Provider. Quik Internet was started in 1994 and is still owned by Joan Golden. Joan Golden graduated from San Francisco State University in 1968 with a degree in Business.

Market Summary

The focus and purpose is to create an effective presence in each market, as well as the internet online community. Through a structured program, designed to be all encompassing for the business and internet community.

Usetheexperts.com, is a company dedicated to assisting businesses both locally and through e-commerce expanding their presence through a blend of traditional marketing and internet e-commerce marketing. In addition the Company will expand services to include advertising and e-commerce. This service will establish a common place for consumers utilizing the "Ask the Expert" program to shop and share information.

The Offering.

      The Company is offering up to 500,000 shares of its common stock at $0.10 per share on a best efforts basis.


                     SELECTED FINANCIAL DATA

       As more fully discussed in accompanying financial statements, Usetheexperts.com consummated a Stock Transfer Agreement with Cybertech, Inc. and CA Experts, Inc. (the "Merged Companies") and was accounted for as the reorganization of the Merged Companies into Usetheexperts.com on September 1, 1999. The following table sets forth selected financial data of
Usetheexperts.com and subsidiary for the nine months ended September 30, 1999 and 1998. The selected financial data has been derived from the unaudited consolidated financial statements and notes thereto of Usetheexperts.com and subsidiary's thereto which are included elsewhere in this prospectus. The selected financial data for the year ended December 31, 1998 has been derived from the consolidated financial statements of the Usetheexperts.com which are included elsewhere in this prospectus. The operating data for interim periods are not necessarily indicative of results for subsequent periods or the full year. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the financial statements of Usetheexperts.com and the Merged Companies appearing elsewhere in this prospectus.


CONDENSED RESULTS OF OPERATIONS DATA:

                              FOR THE NINE   FOR THE YEAR      FOR THE NINE
                              MONTHS ENDED      ENDED          MONTHS ENDED
                              SEP-30-1999    DEC-31-1998       SEP-30-1998

Revenues                       $ 888,322       $521,771          $399,353
Cost of revenues                 269,686         41,481            16,874
Operating expenses:
  General and administrative     297,239        204,905            50,775
Income before provisions
  for income taxes               321,397        275,384           331,604
Provisions for income taxes(a)    80,349         68,846            82,901
Net income                       241,048        206,538           248,703
Basic and diluted income
  per common share             $    0.02       $   0.01          $   0.02
Weighted average common
 shares outstanding(b)        15,500,000     15,500,000        15,500,000

(a) Adjusted to record provisions for income taxes using a federal tax rate of 25%.

(b) Adjusted to record contemplated issuance of 500,000 shares related to this Registration Statement.


CONDENSED BALANCE SHEET DATA:

                             SEP-30-1999     DEC-31-1998   SEP-30-1998

Current assets               $   178,366     $    71,107   $   102,259
Total assets                     394,075          80,124       106,604
Current liabilities (a)          169,369          71,960        82,901
Total liabilities                169,369          71,960        82,901
Stockholders' equity (a)         224,706           8,164        23,703
Total liabilities and
  stockholders' equity           394,075          80,124       106,604

  (a) Adjusted to record provisions for income taxes using a federal tax rate of 25%.

Liquidity of Investment.

There is no established market for these securities. Therefore, an investor may not be able to sell shares when he or she wishes;
therefore, an investor may consider his or her investment to be long-term. See "Risk Factors."

Risk Factors.

An investment in the company involved risks due in part to a limited previous financial and operating history of Company, as well as competition in the internet marketing industry. Also, certain potential conflicts of interest arise due to the relationship of the Company to management and others. See "Risk Factors."

                          RISK  FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS AMONG OTHER THINGS, AS WELL AS ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

Limited Prior Operations and Experience.

The Company is newly reorganized, has only limited revenues from its operations, and has only limited assets. There can be no assurance that the Company will generate significant revenues in the future; and there can be no assurance that the Company will operate at a profitable level. See "Description of Business." If the Company is unable to obtain customers and generate sufficient revenues so that it can profitably operate, the Company's business will not succeed. In such event, investors in the Shares may lose their entire cash investment.

Also   the  Company  and  its  management  do have  limited
experience in the internet business. See "Directors, Officers, Promoters, and Control Persons."

Dependence on the Internet/Marketing Industries

The Company's business is influenced by the rate of use and expansion in the internet/marketing industries. Although this industry has been expanding at a rapid rate in recent years, there is no guarantee that it will continue to do so in the future. Declines in these industries may influence the Company's revenues adversely.

Influence of Other External Factors.

The Company is a speculative venture necessarily involving some substantial risk. There is no certainty that the expenditures to be made by the Company will result in commercially profitable business. The marketability will be affected by numerous factors beyond the control of the Company. These factors include market fluctuations, and the general state of the economy (including the rate of inflation, and local economic conditions), which can affect peoples' discretionary spending. Factors which leave less money in the hands of potential clients of the Company will likely have an adverse effect on the Company. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

Regulatory Factors.

Existing and possible future consumer legislation, regulations and actions could cause additional expense, capital expenditures, restrictions and delays in the activities undertaken in connection with the business, the extent of which cannot be predicted.

Competition.

The Company may experience substantial competition in its efforts to locate and attract clients. Many competitors in the industry, have greater experience, resources, and managerial capabilities than the Company and may be in a better position than the Company to obtain access to attractive clientele. There are a number of larger companies which will directly compete with the Company. Such competition could have a material adverse effect on the Company's profitability.

Success of Management.

Any potential investor is strongly cautioned that the purchase of these securities should be evaluated on the basis of: (i) the limited diversification of the venture capital opportunities afforded to the Company, (ii) the high-risk nature and limited liquidity of the Company, and (iii) the Company's ability to utilize funds for the successful development and distribution of revenues as derived by the revenues received by the Company's yet undeveloped portfolio of clients, and any new potentially profitable ventures, among other things. The Company can offer no assurance that any particular client and/or property under its management contract will become successful.

Reliance on Management.

The Company's success is dependent upon the hiring of key administrative personnel. None of the officers or directors, or any of the other key personnel, has any employment or non-competition agreement with the Company. Therefore, there can be no assurance that these personnel will remain employed by the Company. Should any of these individuals cease to be affiliated with the Company for any reason before qualified replacements could be found, there could be material adverse effects on the Company's business and prospects. In addition, management has limited experience is managing companies in the same business as the Company.

In addition, all decisions with respect to the management of the Company will be made exclusively by the officers and directors of the Company. Investors will only have rights associated with minority ownership interest rights to make decision which effect the Company. The success of the Company, to a large extent, will depend on the quality of the directors and officers of the Company. Accordingly, no person should invest in the Shares unless he is willing to entrust all aspects of the management of the Company to the officers and directors.

Use of Proceeds Not Specific.

The proceeds of this offering have been allocated only generally. Proceeds from the offering have been allocated generally to legal and accounting, and working capital. Accordingly, investors will entrust their funds with management in whose judgment investors may depend, with only limited information about management's specific intentions with respect to a significant amount of the proceeds of this offering. See "Use of Proceeds."

Lack of Diversification.

The size of the Company makes it unlikely that the Company will be able to commit its funds to diversify the business until it has a proven track record, and the Company may not be able to achieve the same level of diversification as larger entities engaged in this type of business.

No Cumulative Voting

Holders of the Shares are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the Shares present at a meeting of shareholders will be able to elect all of the directors of the Company, and the minority shareholders will not be able to elect a representative to the Company's board of directors.

Absence of Cash Dividends

The Board of Directors does not anticipate paying cash dividends on the Shares for the foreseeable future and intends to retain any future earnings to finance the growth of the Company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of the Company, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

Conflicts of Interest.

The officers and directors may other interests to which they devote substantial time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so notwithstanding the fact that management time may be necessary to the business of the Company. As a result, certain conflicts of interest may exist between the Company and its officers and/or directors which may not be susceptible to resolution.

In addition, conflicts of interest may arise in the area of corporate opportunities which cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to the Company. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the Board of Directors to the Company, any proposed investments for its evaluation.

Investment Valuation Determined by the Board of Directors.

The Company's Board of Directors is responsible for valuation of the Company's investments. There are a wide range of values which are reasonable for an investment for the Company's services. Although the Board of Directors can adopt several methods for an accurate evaluation, ultimately the determination of fair value involves subjective judgment not capable of substantiation by auditing standards. Accordingly, in some instances it may not be possible to substantiate by auditing standards the value of the Company's investments. The Company's Board of Directors will serve as the valuation committee, responsible for valuing each of the Company's investments. In connection with any future distributions which the Company may make, the value of the securities received by investors as determined by the Board may not be the actual value that the investors would be able to obtain even if they sought to sell such securities immediately after a distribution. In addition, the value of the distribution may decrease or increase significantly subsequent to the distributee shareholders' receipt thereof, notwithstanding the accuracy of the Board's evaluation.

Additional Financing May Be Required.

Even if all of the 500,000 Shares offered to the public are sold, the funds available to the Company may not be adequate for it to be competitive in the areas in which it intends to operate. See "Plan of Distribution." There is no assurance that additional funds will be available from any source when needed by the Company for expansion; and, if not available, the Company may not be able to expand its operation as rapidly as it could if such financing were available. The proceeds from this offering are expected to be sufficient for the Company to develop and market it's line of services. Additional financing could possibly come in the form of debt/preferred stock. If additional shares were issued to obtain financing, investors in this offering would suffer a dilutive effect on their percentage of stock ownership in the Company. However, the book value of their shares would not be diluted, provided additional shares are sold at a price greater than that paid by investors in this offering. The Company does not anticipate having within the next 12 months any cash flow or liquidity problems

Purchases by Affiliates.

Certain officers, directors, principal shareholders and affiliates may purchase, for investment purposes, a portion of the Shares offered hereby, which could, upon conversion, increase the percentage of the Shares owned by such persons. The purchases by these control persons may make it possible for the Offering to meet the escrow amount.

No Assurance Shares Will Be Sold.

The 500,000 Shares being offered to the public are to be offered directly by the Company, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the Shares will be sold.

Offering Price.

The offering price of the Shares bears no relation to book value, assets  or  earnings.  There can be no assurance that the  Shares
will  maintain values commensurate with the offering price.   See
"Determination of Offering Price."

Dilution of Share Value.

Assuming the sale of all Shares offered to the public hereby (500,000), the net tangible book value of the Shares would then be $0.020 per Share compared to the effective offering price of $0.10 per common share (based on the number of shares issued and outstanding as of September 30, 1999 plus all of the shares being offered in this offering). Accordingly, persons purchasing Shares in this Offering would then suffer $0.08 dilution to the net tangible book value of their shares.

Limited Public Market for Company's Securities.

Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company's results of operations, and market conditions in the retail, electron commerce, and internet industries in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

Penny Stock Regulations.

The Company's Shares will be quoted on the "Electronic Bulletin Board" maintained by the National Quotation Bureau, Inc., which reports quotations by brokers or dealers making a market in particular securities. In view of the fact that no broker will be involved in the Offering, it is likely to be difficult to find a broker who is willing to make an active market in the stock. The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define "penny stock" to be any equity security that has a market price less than $5.00 per share. The Company's shares will become subject to rules that impose additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, broker-dealers must make a special suitability determination for the purpose of such securities and must have received the purchaser's written consent to the transaction prior to the purchase.

Additionally, for any transaction effected involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-- dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to sell the Company's Shares and may affect the ability of purchasers in the Offering to sell the Company's securities in the secondary market. There is no assurance that a market will develop for the Company's Shares.

Forward-Looking Statements.

This Prospectus contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and as contemplated under the Private Securities Litigation Reform Act of 1995, including statements regarding, among other items, the Company's business strategies, continued growth in the Company's markets, projections, and anticipated trends in the Company's
business  and  the  industry in which  it  operates.   The  words
"believe,"   "expect,"   "anticipate,"   "intends,"   "forecast,"
"project,"   and  similar  expressions  identify  forward-looking
statements.   These forward-looking statements are based  largely
on  the  Company's expectations and are subject to  a  number  of
risks  and  uncertainties,  certain  of  which  are  beyond   the
Company's control. The Company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking
statements,   including  those  factors  described  under   "Risk
Factors" and elsewhere herein In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire or prove to be accurate. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this section.

Uncertainty Due to Year 2000 Problem.

The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect the Company's ability to conduct normal business operations. This creates potential risk for all companies, even if their own computer systems are Year 2000 compliant. It is not possible to be certain that all aspects of the Year 2000 issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

The Company currently believes that its systems are Year 2000 compliant in all material respects, its current systems and products may contain undetected errors or defects with Year 2000 date functions that may result in material costs. Although management is not aware of any material operational issues or costs associated with preparing its internal systems for the Year 2000, the Company may experience serious unanticipated negative consequences (such as significant downtime for one or more of its web site properties) or material costs caused by undetected errors or defects in the technology used in its internal systems. Furthermore, the purchasing patterns of advertisers may be affected by Year 2000 issues as companies expend significant resources to correct their current systems for Year 2000 compliance. The Company does not currently have any information about the Year 2000 status of its advertising customers. However, these expenditures may result in reduced funds available for web advertising or sponsorship of web services, which could have a material adverse effect on its business, results of operations, and financial condition. The Company's Year 2000 plans are based on management's best estimates.


                         USE OF PROCEEDS

Following the issuance of the 500,000 Shares for common stock offered for sale by the Company to the public, this will represent gross proceeds to the Company of approximately $50,000 (less certain expenses of this offering). These proceeds, less the expenses of the offering, will be used to provide working capital for the Company.

The following table sets forth the use of proceeds from this offering (based on the minimum and maximum offering amounts):

             Use of Proceeds           Maximum           Offering
                                       Amount            Percent

           Transfer Agent Fee         $  1,000             0.2%

             Printing Costs           $  1,000             0.2%

               Legal Fees             $ 25,000            50.0%

             Accounting Fees          $ 10,000            20.0%

             Working Capital          $ 13,000            26.0%

                  Total               $ 50,000           100.0%

Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the Board of Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.


                 DETERMINATION OF OFFERING PRICE

The offering price is not based upon the Company's net worth, total asset value, or any other objective measure of value based upon accounting measurements.


                            DILUTION

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security and its net tangible book value per Share immediately after the Offering, giving effect the receipt of net proceeds in the Offering. As of September 30, 1999, the net tangible book value of the Company was $255,411 or $0.017 per Share. Giving effect to the issue by the Company of all Shares of common stock being sold to the public 15,500,000, the pro forma net tangible book value of the Company would be $305,411, or $0.020 per Share, which would represent an immediate increase of $0.003 in net tangible book value per Share and $0.08 per Share dilution per share to new investors. Dilution of the book value of the Shares may result from future share offerings by the Company.

The following table illustrates the pro forma per Share dilution:


                                    Assuming Maximum
                                       Shares Sold

      Offering Price (1)                 $0.10
      Net tangible book value per        $0.017
      share before Offering (2)
      Net tangible book value Share      $0.020
      after offering (3)
      Increase attributable to           $0.003
      issue of stock to
      new investors (4)
      Dilution to new investors (5)      $0.08

      Percent Dilution to new             80%
      investors (6)


(1)  Offering   price  before  deduction  of  offering  expenses,
     calculated on a "Common Share Equivalent" basis.

(2)   The  net tangible book value per share before the  offering
      ($0.0.017) is determined by dividing the number of Shares outstanding as of June 30, 1999 into the net tangible book value of the Company as of that date.

(3) The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to the Corporation from the current offering (assuming all the Shares being offered to the public are issued). The net tangible book value per share after the offering ($0.020) is determined by dividing the number of Shares that will be outstanding after this offering (15,500,000), assuming issue of all the Shares offered, into the net tangible book value after the offering.

(4) The increase attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering ($0.020) and subtracting from it the net tangible book value per share before the offering ($0.017) for an increase of $0.003.

(5) The dilution to new investors is determined by subtracting the net tangible book value per share after the offering ($0.020) from the offering price of the Shares in this offering ($0.10), giving a dilution value of $0.08.

(6) The Percent Dilution to new investors is determined by dividing the book value after the offering ($0.020) by the offering price per Share ($0.10) and subtracting from 100, giving a dilution to new investors of 80%.


                      PLAN OF DISTRIBUTION

The Company will issue up to 500,000 Shares of its common stock at $0.10 per share on a best efforts basis.

Opportunity to Make Inquiries.

The Company will make available to each Offeree, prior to any issue of the Shares, the opportunity to ask questions and receive answers from the Company concerning any aspect of the investment and to obtain any additional information contained in this Prospectus, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.

Each person desiring to be issued Shares, either as a conversion of a debenture, or an exercise of a warrant, must complete, execute, acknowledge, and delivered to the Company certain documents, By executing these documents, the subscriber is agreeing  that  such  subscriber will be,  a  shareholder  in  the
Company and will be otherwise bound by the articles of incorporation and the bylaws of the Company in the form attached to this Prospectus.

                        LEGAL PROCEEDINGS

The Company is not a party to any material pending legal proceedings.

            DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,
                       AND CONTROL PERSONS

The names, ages, and respective positions of the directors, officers, and significant employees of the Company are set forth below. There are no other persons which can be classified as a promoter or controlling person of the Company.

D. Gary McDonald- President

D. Gary McDonald, Age 35, is in charge of negotiating the contracts for advertising as well as hiring and training of the sales staff. Gary has over 12 years of sales and sales training experience.

Prior to founding Cybertech in April of 1998, Gary was a partner in McDonald & Associates which was a Las Vegas internet design firm. From June of 1996 until March of 1998 McDonald & Associates built over 100 websites in the Las Vegas area. Some of their clients were the Henderson Chamber of Commerce, St. Rose Dominican Hospital, and Sprint Telephone of Nevada.

Before becoming involved with the internet Gary McDonald was a senior account executive with the United States Chamber of Commerce from 1992 to 1996. Gary has a bachelor of science with a major in finance from the University of Florida.

Gregory N. McDonald- Treasurer

Gregory N. McDonald, Age 38 is responsible for running the day to day operations of the company as well as handling the media relations between the stations and the clients, since 1998.

Greg McDonald was also a partner in McDonald & Associates from 1996 to 1998.

Prior to McDonald & Associates Greg McDonald was the President of
Educated Office Services from 1993 6to 1996.  Greg has attended
Florida State University as well as the University of South
Florida with an emphasis on Finance.

Joan S. Golden (53) - Secretary

Joan Golden is responsible for the design and implementation of all internet material. Joan has over 22 years experience working with computers with the last 7 years focusing on the internet.

Prior to being a founder of Cybertech, Joan Golden was the owner of Quik Internet Inc., this is a franchise Internet Service Provider. Quik Internet was started in 1994 and is still owned by Joan Golden. Joan Golden graduated from San Francisco State University in 1968 with a degree in Business.


                  SECURITY OWNERSHIP OF CERTAIN
                 BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 1, 1999, the outstanding Shares of common stock of the Company owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Company's Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group:

  Title of   Name and Address   Amount and Nature    Percent of
    Class      of Beneficial      of Beneficial        Class
                   Owner              Owner

   Common    D. Gary McDonald       5,000,000           33%
    Stock    1130 Legato Drive
               Las Vegas, NV
                   89123

   Common    Gregory McDonald       5,000,000           33%
    Stock       1863 Poetic
               Valley Court
               Henderson, NV
                   89102

   Common     Joan S. Golden        5,000,000           33%
    Stock     9316 Baysinger
                   Drive
               Las Vegas, NV
                   89128


                    DESCRIPTION OF SECURITIES

General Description

The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, with a par value of $0.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and
(d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of the Company, attached as Exhibit 3.1, Exhibit 3.2, and Exhibit 3.3, respectively, to this Form SB-2.

Non-Cumulative Voting.

The holders of Shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors.

Dividends.

The Company does not currently intend to pay cash dividends. The Company's proposed dividend policy is to make distributions of its revenues to its stockholders when the Company's Board of Directors deems such distributions appropriate. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the Company.

A distribution of revenues will be made only when, in the judgment of the Company's Board of Directors, it is in the best interest of the Company's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Possible Anti-Takeover Effects of Authorized but Unissued Stock.

Upon the completion of this Offering, assuming the maximum offering of 500,000 is sold, the Company's authorized but unissued capital stock will consist of 84,500,000 shares of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Transfer Agent.

The Company has engaged the services of Pacific Stock Transfer, Las Vegas, Nevada, to act as transfer agent and registrar.

              INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.

              DISCLOSURE OF COMMISSION POSITION ON
         INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of the Company are accountable to the Company as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting the Company. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

The registrant undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

               ORGANIZATION WITHIN LAST FIVE YEARS

The names of the promoters of the registrant are the officers and directors as disclosed elsewhere in this Form SB-2. None of the promoters have received anything of value from the registrant.

                     DESCRIPTION OF BUSINESS

The Company was formed to provide local businesses an avenue to market in their community through various forms of media, as well as, assist in developing strategies to increase their customer base for these local businesses. Usetheexperts.com provides these services through an entirely new marketing product by combining traditional television, radio, and mailer marketing with the ever growing presence of the internet e-commerce. This new marketing product is accomplished by forming and establishing partnerships with television and radio stations, and the effective utilization of the Information Superhighway. These local businesses will be able to inform and reach potential clients of their products, services, and qualifications within their local community and abroad. Furthermore, these local businesses will benefit from the kind of exposure previously reserved for those companies with high marketing budgets. The Company believes it will be known as an Innovator and Leader in Internet Marketing by combining the use of traditional advertising with the internet e-commerce.

Effective September 1, 1999, the Usetheexperts.com consummated a Stock Transfer Agreement with Cybertech, Inc. (Cybertech), and CA Experts, Inc. (CA) (collectively referred to as the "Acquired Companies"), whereby Usetheexperts.com acquired all the outstanding capital stock of Cybertech and CA in consideration for the simplification of the corporate structures of Usetheexperts.com, Cybertech and CA.

Usetheexperts.com and the Acquired Companies (collectively referred to as the "Combined Entities") are related entities under common management and controlling ownership. Accordingly, the business combination between the Combined Entities has been accounted for as a reorganization of entities under common control. The reorganization reflects the combined financial statements of the Combined Entities. Usetheexperts.com is considered the accounting acquirer in the business combinations with Cybertech and CA.


Business of the Company

Usetheexperts.com considers itself as an innovator in internet marketing through the effective combination use of traditional advertising (i.e., television, radio, etc.) and internet e-commerce. Usetheexperts.com markets this new marketing strategy through a program it has developed named "Ask the Expert". This program provides a broad category of businesses, whereby a business would be considered an expert in each category. As an example, "Joe's Automobile Mechanics" would be considered the sole expert in the category of automobile mechanics. Additionally, Usetheexperts.com intends on capitalizing internet traffic generated on their internet websites due primarily to the "Ask the Expert" program. Usetheexperts.com will actively seek in negotiating advertising and e-commerce agreements with selected merchants.

"Ask the Expert" Program

The "Ask the Expert" program is an 8 point marketing tool that is the direct result of the utilization of the "Ask the Expert" campaign incorporated for the purpose of providing local businesses with a distinct edge over their competition while providing a much needed community service. The "Ask the Expert" program provides the distinct edge for local businesses through a blend of traditional marketing (i.e., television, radio, etc.) and the emerging internet e-commerce marketing.

The "Ask the Expert" program designates a business to be an expert in its respective category. Consumers having questions pertaining to a particular product service, or health related questions could now turn to businesses participating in the "Ask the Expert" program designated as an expert in its respective category to provide such answers. Accordingly, each business designated as an expert in their respective category will have an opportunity to interface with potential customers through e-mailed questions regarding matters and issues relating to its products or service further enhancing corporate image, name recognition, instant lead generation, increase market share, customer loyalty and increased profits. Each business category will have one designated expert, henceforth, exclusive rights to the "Ask the Expert" program within its respective category.

The "Ask the Expert" program has received and continues to receive success through the blending of traditional marketing and the emerging internet e-commerce marketing, and the unique designation of businesses as an expert in the respective business category.

Traditional Marketing

Usetheexperts.com has formed strategic alliances with television and radio stations. Strategic alliances with television broadcasters such as CBS and ABC have provided Company clients to take advantage of television marketing typically reserved for companies with large advertising budgets. Each television station airs an "Ask the Expert" program within its daily programming. Each spot highlights a business and its products or service and make the public aware that they are the designated experts in their business category. This type of exposure provides an avenue for businesses to interact with the public by answering questions through a telephone or e-mail medium.

Ustheexperts.com strategic alliances with radio stations provide another avenue for businesses to reach potential consumers. Lastly, Usetheexperts.com further completes the triangulation of traditional marketing through the effective use of mailer packs that offers coupon saving offers for these businesses.

Internet E-Commerce Marketing

The Internet has become the latest, hottest, fastest growing medium for communication and advertising. Current estimates are that the Internet is growing at a rate of 20% percent a month, and that there are currently over 60 million Internet users worldwide. Over 40% of all US households are estimated to now have a PC, with up to 30% of those owners using the Internet on a regular basis. The Internet's pace of growth accelerates each month. It is spreading faster than cable television, VCRs, cellular phones, and fax machines-faster than any telecommunication product in history. Current projections indicate that by the year 2000, 187 million host computers will be connected to an Internet constituting 4.1 million networks dispersed around the globe.

Usetheexperts.com has capitalized and effectively used the ever-growing internet e-commerce to reach consumers where traditional marketing has missed. Usetheexperts.com have and continue to create internet websites unique to each market (i.e., metropolitan city or cities). These internet websites provide a listing of local business to target markets, who are designated as an expert in their business category. Furthermore, each internet websites is linked to the local television stations' internet website that Usetheexperts.com has an alliance. The local television internet websites have the unique "Ask the Expert" banner which provides a link to the Company's internet website for that local market. Since the initial launch of the "Ask the Expert" program, the local television stations' internet website have benefited from increased traffic of consumers searching for businesses considered to be an expert in a product or service.

Advertising and E-Commerce

An important strategy to the Company's overall growth includes advertising and e-commerce revenues, which the Company believes are increasingly important to its growth and success. The Company will actively seek to establish a wide variety of relationships with advertising and e-commerce partners in order to grow and diversify its non-local businesses marketing revenues and to provide consumers accessing the "Ask the Expert" internet websites access to a broad selection of competitively priced, easy-to-order products and services. The Company will offer its advertising partners a variety of customized programs, which may include guaranteed numbers of impressions (internet traffic hits) and select sponsorship of particular online areas for a designated time period. As merchants recognize the value in reaching the Company's large internet traffic through its internet websites, Usetheexperts.com will be have the ability to earn additional revenues by offering selected merchants exclusive rights to market particular goods or services within the Company's internet websites. Usetheexperts.com will provide its internet e-commerce partners certain marketing and promotional opportunities and in return seek cash payments, the opportunity for revenue sharing, and competitive pricing and online conveniences for internet users. Certain transactions may include an equity component for Usetheexperts.com. The Company will also seek to offer these relationships across the United States and abroad.

Market

Currently, there are 130 major markets that Usetheexperts.com will seek to penetrate in the future. Usetheexperts.com currently operates in the San Francisco Bay Area, California, Sacramento, California and Las Vegas, Nevada. The Company anticipates in accessing and penetrating approximately 36 major markets by the end of the year 2001. These markets include: Los Angeles, California, New York, New York, Miami, Florida, etc. The Company anticipates having an average of two "Ask the Expert" programs per market, depending on the geographic size of the market. The Company also intends to offer the "Ask the Expert" program internationally.

Competition

There are companies offering business marketing through television, radio, mailers, or internet e-commerce. However, none that blends the traditional marketing and internet e-commerce effectively as Usetheexperts.com. Furthermore, the effective campaign of the "Ask the Expert" program adds the unique edge over other marketers. The combination of these marketing tools gives Usetheexperts.com a market with little competition offering such avenues for marketing businesses.


   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS

The following financial review and analysis is intended to assist prospective investors in understanding and evaluating the financial condition and results of operations of the Company, for the nine months ended September 30, 1999 and 1998. This information should be read in conjunction with the Company's Financial Statements and accompanying notes thereto, "Selected Financial Data" and other detailed information regarding the Company appearing elsewhere in this Prospectus.

OVERVIEW

Usetheexperts.com, formerly known as NV Management, Inc., (the Company) is engaged primarily in the marketing of businesses through the use of internet e-commerce, television, radio, and mailers. The Company was incorporated in the state of Nevada in January 1999.

Effective September 1, 1999, the Usetheexperts.com consummated a Stock Transfer Agreement with Cybertech, Inc. (Cybertech), and CA Experts, Inc. (CA) (collectively referred to as the "Merged Companies"), whereby Usetheexpert.com acquired all the outstanding capital stock of Cybertech and CA in consideration for the simplification of the corporate structures of Usetheexpert.com, and Cybertech and CA.

Usetheexpert.com and the Merged Companies (collectively referred to as the "Combined Entities") are related entities under common management and controlling ownership. Accordingly, the business combination between the Combined Entities has been accounted for as a reorganization of entities under common control. The reorganization reflects the combined financial statements of the Combined Entities. Usetheexpert.com is considered the accounting acquirer in the business combinations with Cybertech and CA.

RESULTS OF OPERATIONS:

COMPARISON  OF HISTORICAL NINE MONTHS PERIOD ENDED SEPTEMBER  30,
1999  AND SEPTEMBER 30, 1998

The historical consolidated operations of Usetheexperts.com for the nine months period ended September 30, 1999 and 1998 are analyzed as follows:

Revenue. The Company reported revenues of $888 thousand for the nine months ended September 30, 1999, an increase from $400 thousand in the same period for 1998. The increase in revenue was primarily due to expansion into two new markets, Sacramento, CA and San Francisco, CA.

General and Administrative Expenses. General and administrative expenses of $298 thousand for the nine months ended September 30, 1999 increased from $51 thousand in the same period for 1998. The increase in general and administrative expenses is primarily due to 1998 operations not fully commencing until the second quarter of 1998. Furthermore, the majority of general and administrative expenses were incurred in the fourth quarter of 1998 compared with the second and third quarter of 1998.

Income Before Provisions for Income Taxes. As a result of the foregoing factors, income before provisions for income taxes of $322 thousand for the nine months ended September 30, 1999, decreased from $332 thousand in the same period for 1998.

CAPITAL AND LIQUIDITY

Liquidity is a measure of a company's ability to meet potential cash requirements, including ongoing commitments to fund lending activities and for general purposes. Cash for originating loans and general operating expenses is primarily obtained through cash flows from operations and private investors.

The Company has significant ongoing liquidity needs to support its existing business and continued growth. The Company's liquidity is actively managed on a periodic basis and the Company's financial status, including its liquidity, is reviewed periodically by the Company's management. This process is intended to ensure the maintenance of sufficient funds to meet the needs of the Company.

The Company has historically relied upon the cash flow from operations to provide for its capital requirements. Management believes that cash generated from operations will be sufficient to provide for its capital requirements for at least the next 12 months. The Company may seek additional equity financing in the early part of 2000 through an offering of its common stock, and contemplate that this offering, before expenses relating to the offering, will be no less than $3 million and no more than $5 million.

During the nine months ended September 30, 1999, cash flows from operating activities provided $266 thousand compared to $403 thousand during the same period during 1998. Cash used in investing activities consisted primarily of fixed asset purchases of $3 thousand compared to $5 thousand during the same period in 1998. Cash used in financing activities consisted primarily of distributions to shareholders of $93 thousand compared to $240 thousand during the same period during 1998.

At September 30, 1999, Usetheexperts.com had $178 thousand of cash and had $334 thousand in current assets. At that same date, current liabilities were $89 thousand. Stockholders' equity approximated $305 thousand at June 30, 1999. Accordingly, Usetheexperts.com appears to have sufficient working capital and capital to meet its operating needs in the near term without additional external financing.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires recognition of all derivative instruments in the statement of financial position as either assets or liabilities and the measurement of derivative instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. The adoption of SFAS No. 133 is not expected to affect the consolidated financial statements of the Company.

YEAR 2000 PROBLEM

Usetheexperts.com's assessments of the cost and timeliness of completion of Year 2000 modifications set forth below are based on management's best estimates, which are derived using numerous assumptions relating to future events, including, without limitation, the continued availability of certain internal and external resources and third party readiness plans. Furthermore, as the Company's Year 2000 initiative (described below) progresses, the Company continues to revise its estimates of the likely problems and costs associated with the Year 2000 problem and to adapt its contingency plan. However, there can be no assurance that any estimate or assumption will prove to be accurate.

THE COMPANY'S YEAR 2000 INITIATIVE. The Company is conducting a comprehensive Year 2000 initiative with respect to its internal business-critical systems. This initiative encompasses information technology ("IT") systems and applications, as well as non-IT systems and equipment with embedded technology, such as fax machines and telephone systems, which may be impacted by the Year 2000 problem. Business-critical systems encompass internal accounting systems, including general ledger, accounts payable and financial reporting applications; and loan servicing systems; as well as the underlying technology required to support the software. The initiative includes assessing, remediating or replacing, testing and upgrading the Company's business-critical IT systems. Based upon a review of the contemplated and planned stages of the initiative, and testing done to date, the Company does not anticipate any material difficulties in achieving Year 2000 readiness with respect to its internal business-critical systems, and the Company anticipates that Year 2000 compliance with respect to virtually all its internal business-critical systems will be achieved by latter-part of 1999.

In addition to its own internal IT systems and non-IT systems, the Company may be at risk from Year 2000 failures caused by or occurring to third parties. These third parties can be classified into two groups. The first group includes borrowers, lenders, vendors and other service providers with whom the Company has a direct contractual relationship. The second group, while encompassing certain members of the first group, is comprised of third parties providing services or functions to large segments of society, both domestically and internationally such as airlines, utilities and national stock exchanges.

As is the case with most other companies, the actions the Company can take to avoid any adverse effects from the failure of companies, particularly those in the second group, to become Year
2000 ready is extremely limited.

There can be no assurance that the systems of the Company or those third parties will be timely converted. Furthermore, there can be no assurance that a failure to convert by another company, or a conversion that is not compatible with the Company's systems or those of other companies on which the Company's systems rely, would not have a material adverse effect on the Company.

The Company does not anticipate that it will incur additional expenditures in connection with any modifications necessary to achieve Year 2000 readiness. The Company estimates that is has incurred minimal costs of less than $10,000 related to its Year 2000 initiative through September 30, 1999.

                           MARKET SUMMARY

The focus and purpose is to create an effective presence in each market, as well as the internet online community. Through a structured program, designed to be all encompassing for the business and internet community.

Usetheexperts.com, is a company dedicated to assisting businesses both locally and through e-commerce expanding its presence through a blend of traditional marketing and internet e-commerce marketing. In addition the Company will expand services to include advertising and e-commerce. This service will establish a common place for consumers utilizing the "Ask the Expert" program to shop and share information.

                        PLAN OF OPERATION

A discussion of the Company's plan of operation over the next 12 months in incorporated into the discussion of the Company's business. See "Description of Business."

                     DESCRIPTION OF PROPERTY

The Company currently owns the following property in connection with its operations:

     (a)  Various office computer equipment, valued at $9,409.


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.


                  MARKET FOR COMMON EQUITY AND
                  RELATED STOCKHOLDER MATTERS.

     (a)  Market Information.

          The Company's Shares are not traded.

     (b)  Holders of Common Equity.

          As of October 10, 1999, there were 6 shareholders of record of the Company's common stock.


     (c)  Dividends.

          The Company has not declared or paid a cash dividend to stockholders. The Board of Directors presently intends to retain any earnings to finance Company operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.


                     EXECUTIVE COMPENSATION

       Name and
  Principal Position         Year          Salary        Bonus

D. Gary McDonald,
President and Director       1998          $26,000      $59,000

Gregory N. McDonald,
Treasurer and Director       1998          $26,000      $59,000

Joan S. Golden,
Secretary and Director       1998          $26,000      $59,000


                      FINANCIAL STATEMENTS

The Financial Statements required by Item 310 of Regulation S-B are incorporated by reference in this Prospectus, and are set forth in their entirety as Exhibits 13.1 to this Form SB-2.

                CHANGES IN AND DISAGREEMENTS WITH
                    ACCOUNTANTS ON ACCOUNTING
                    AND FINANCIAL DISCLOSURE

None.


PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

            INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information on this item is set forth in Propsectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

           OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."

             RECENT SALES OF UNREGISTERED SECURITIES

The Company recently issued 15,000,000 shares of restricted stock to the current shareholders.


                            EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.


                          UNDERTAKINGS

The undersigned registrant hereby undertakes to:

     (a)   (1)   File, during any period in which  it  offers  or
sells securities, a post-effective amendment to this registration statement to:
               (i)   Include any prospectus required  by  section
          10(a)(3) of the Securities Act;

               (ii)   Reflect  in  the prospectus  any  facts  or
          events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities  offered  (if  the  total  dollar  value  of
          securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (d) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the
Securities and Exchange Commission such indemnification is
against public policy as expressed in the Act and is, therefore,
unenforceable.   In the event that a claim for indemnification
against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director,
officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled  by  controlling precedent, submit to a  court  of
appropriate   jurisdiction  the  question   whether   such
indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on October 25, 1999.

                                   USETHEEXPERTS.COM



                                   By: /s/  D. Gary McDonald
                                        D. Gary McDonald, President

                    Special Power of Attorney

The undersigned constitute and appoint D. Gary McDonald their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

    Signature                 Title                          Date

/s/ D. Gary McDonald        President, Chief Executive     October 25, 1999
    D. Gary McDonald        Officer, Director

/s/ Gregory N. McDonald     Treasurer and Director         October 18, 1999
    Gregory N. McDonald

/s/ Joan S. Golden          Secretary and Director         October 18, 1999
    Joan S. Golden

                          EXHIBIT INDEX

Exhibit                     Description                    Method of
Number                                                     Filing

3.1       Articles of Incorporation                        See Below

3.2       Certificate of Amendment of Articles of          See Below
          Incorporation Changing Name filed with the
          Nevada Secretary of State on September 30,
          1999)

3.3       Bylaws                                           See Below

5.1       Opinion Re: Legality                             See Below

10.1      Stock Transfer Agreement
          dated September 1, 1999                           See Below

13.1      Audited Financials Statements
          dated September 30, 1999                         See Below

23.1      Consent of Counsel                               See Below

23.2      Consent of Accountant                            See Below

24.1      Special Power of Attorney                        See Signature Page

27.1      Financial Data Schedule                          See Below